                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2000 (except with respect to the matters discussed in Note 12, as to which the date is March 1, 2000), included in Ameristar Casinos, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this Registration Statement.


/s/ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

March 2, 2001
Las Vegas, Nevada